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                                                                   Exhibit 99.02

                                    FORM OF
                             SHARE OPTION AGREEMENT

                 (Stock Option Grant to a Non-Employee Director)


                  THIS AGREEMENT is made as of _________, by and between DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the "Company"), and _________, an individual (the "Holder").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to provide the Holder, a member of the Board of Directors of the Company, with an option to purchase ________ Common Shares, without par value, of the Company (the "Shares"); and

                  WHEREAS, the Holder desires to accept such option;

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

                  1. GRANT OF OPTION. The Company does hereby irrevocably grant to the Holder, and the Holder does hereby accept, the right and option (the "Option") to purchase, at the option of the Holder, ________ Shares at the option price of $_______ per Share and upon and subject to the other terms and conditions hereof. Notwithstanding the foregoing, if at any or from time to time the number of Common Shares of the Company are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise), then (i) there shall automatically be substituted, for each Share for which the Option has not been exercised, the number and kind of shares of stock or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged, and (ii) the option price per Share shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to the Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Company shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make adjustments to this Agreement (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions hereof.

                  2. TERM OF THE OPTION. Subject to the other conditions hereof, the Option shall vest with respect to one-third of the Shares per year on each anniversary of the date hereof, and is exercisable, in whole or in part, only with respect to those Shares for which the Option has vested. Shares for which the Option has become exercisable shall be referred to herein as "Vested Shares." The Option shall terminate on the tenth anniversary of the date hereof and must be exercised, if at all, on or before such date and shall not thereafter be exercisable,

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notwithstanding anything herein to the contrary. Notwithstanding anything contained herein to the contrary, it shall be a condition to the Holder's right to exercise the Option with respect to any Vested Shares that there shall have been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company shall deem necessary) with respect to the Shares to be receivable upon exercise of the Option.

                  3. EXERCISE. (i) Subject to the other terms and conditions hereof, the Option shall be exercisable, provided payment is made as provided below, from time to time by written notice to the Company (in the form required by the Company, the covenants and substantive provisions of which are hereby made part of this Agreement) which shall:

                  (a) state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and such person's address and social security number;

                  (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

                  (c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request, in form and substance satisfactory to counsel for the Company.

                  (ii) Payment of the Option price may be made, in the discretion of the person exercising the Option, in one of the following manners, or in any other manner approved by the Company, in its sole discretion:

                  (a) the written notice to the Company described above may be accompanied by full payment of the option price in cash or by check, or, with the consent of the Company, in whole or in part with a surrender of previously acquired Common Shares of the Company having a Fair Market Value (as defined below) on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The latter of the dates on which such notice and payment are received by the Company shall be the date of exercise of the Option; and

                  (b) within five (5) days of the giving of the written notice to the Company described above, the funds to pay for exercise of the Option may be delivered to the Company by a broker acting on behalf of the person exercising the Option either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to such person to enable

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         payment of the exercise price of the Option. The latter of the dates on which such notice and payment are received by the Company shall be the date of exercise of the Option. In connection with any such exercise, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Company and such notice and will deliver to such broker, within five (5) business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the person exercising the Option.

                  (iii) For purposes hereof, the "Fair Market Value" of a Common Share as of a given date shall be (in order of applicability): (a) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (b) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System); or (2) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (3) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Administrator; or (4) if Common Shares are not publicly traded, the fair market value established by the Board of Directors of the Company acting in good faith.

                  (iv) As conditions to the exercise of the Option and the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

                  (v) Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall deliver a certificate or certificates for Shares to the specified person or persons at the specified time upon receipt of payment for such Shares as set forth above.

                  4. DEATH AND DISABILITY. Upon the death or permanent and total disability of the Holder, the Option must be exercised, if at all, within the one-year period ending on the anniversary of such death or permanent and total disability. In the case of death, the Option shall be exercised by the Holder's estate or the person designated by the Holder by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall the Option be exercisable after ________, and in the case of exercise(s) made after the Holder's death, only with respect to Shares which are Vested Shares at the time of the Holder's death. For purposes hereof, "permanent and total disability" means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").


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                  5. TRANSFERABILITY. No Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that the participant may transfer the Option, other than an Incentive Stock Option, during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution. All Options shall be exercisable, during the participant's lifetime, only by the participant or by the participant's authorized legal representative if the participant is unable to exercise an Option as a result of the participant's Disability or pursuant to this section, by a transferee according to the preceding sentence.

                  6. TAXES. The Holder hereby agrees to pay to the Company any federal, state or local taxes of any kind that may be required by law to be withheld and remitted by the Company with respect to the Option and any exercise thereof. If the Holder does not make such payment to the Company, the Company, to the extent required or permitted by law, shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or the Shares which are the subject of such Option. The Company, in its sole discretion, may permit the Holder to pay such taxes through the withholding of Shares otherwise deliverable to the Holder upon exercise of the Option or the delivery to the Company of Common Shares otherwise acquired by the Holder. The fair market value of Common Shares withheld by the Company or tendered to the Company for the satisfaction of any tax withholding obligations determined to exist under this Paragraph 6 shall be determined on the date such Common Shares are withheld or tendered.

                  7. INTENT. The Option does not, and is not intended to, qualify as an "Incentive Stock Option" for purposes of Section 422A(b) of the Code. The Option shall be construed and exercised consistent with such intention.

                  8. SECURITIES LAW COMPLIANCE. Notwithstanding any provision of this Agreement to the contrary, the Option shall not be exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

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                  9. RIGHTS OF THE HOLDER. The granting of the Option in and of itself does not confer any right on the Holder to continue as a director of the Company. The Holder shall have no dividend, voting or other rights of a shareholder with respect to the Shares which are subject to the Option prior to the purchase of such Shares upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

                  10. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

                  IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.



                             DEVELOPERS DIVERSIFIED REALTY
                             CORPORATION, an Ohio corporation


                             By: ___________________________________

                             Name: _________________________________

                             Title: ________________________________



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